UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2015

Medical Transcription Billing, Corp
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (732) 873-5133

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 27, 2015 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 25, 2015, the Audit Committee of the Board of Directors of the Company, based upon a recommendation from management, determined that the Company's condensed consolidated financial statements for the quarterly period ended September 30, 2014 (filed with the Commission on November 12, 2014) should no longer be relied upon and should be restated.

Specifically, the Audit Committee determined that our previously reported results for the three and nine months ended September 30, 2014 on Form 10-Q erroneously included the contingent consideration related to the 2014 business acquisitions of Omni Medical Billing Services, LLC, Practicare Medical Management, Inc. and CastleRock Solutions, Inc. in equity, when a portion of these amounts should have been included as a liability. We have also recognized $425,000 of gain related to the change in fair value of the contingent consideration during the period from the date of acquisition to September 30, 2014.

The Audit Committee has discussed the matters disclosed in this Form 8-K with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

After discussions with the Company's Audit Committee and Deloitte & Touche LLP, management has determined that it will file the requisite amended condensed consolidated financial statements as soon as practicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 27, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Transcription Billing, Corp (Registrant)
March 27, 2015 (Date)	/s/ MAHMUD HAQ Mahmud Haq Chairman of the Board and Chief Executive Officer